EXHIBIT 10.1

JACOBS ENGINEERING GROUP INC.

1999 STOCK INCENTIVE PLAN

(As Amended and Restated)

1.	Purpose.

The purpose of the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan (the “Plan”) is to advance the interests of Jacobs Engineering Group Inc. (the “Company”) and its Related Companies (as defined in Section 2) by encouraging and enabling the acquisition of a financial interest in the Company by officers and other employees of the Company and its Related Companies. In addition, the Plan is intended to aid the Company and its Related Companies in attracting and retaining employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Related Companies.

2.	Definitions.

Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Paragraph 2.

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” shall mean, with respect to the Company, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (“1934 Act”), provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities representing 25% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors of the Company, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve any merger or consolidation as a result of which the Jacobs Common Stock (as defined below) shall be changed, converted or exchanged (other than by merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors of the Company determines otherwise.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Human Resource and Compensation Committee of the Board of Directors of the Company, or any committee appointed by the Board of Directors of the Company in accordance with the Company’s By-Laws from among its members for the purpose of administering the Plan. Members of the Committee shall be “Non Employee Directors” within the meaning of Rule 16b-3 under the 1934 Act, and “Outside Directors” as defined in IRS guidance issued under Section 162(m) of the Code.

“Disabled” or “Disability” means the employee meets the definition of “disabled” under the terms of the long term disability plan of the Company or Related Company by which the employee is employed in effect on the date in question, whether or not the employee is covered by such plan.

“Employee” means an employee of the Company or a Related Company.

“Fair Market Value” means the closing price of Jacobs Common Stock as reported in the composite transactions report of the National Securities Exchange on which the Jacobs Common Stock is then listed (“Exchange”). If such day is a day that the Exchange is not open, then the Fair Market Value shall be determined by reference to the closing price of the Jacobs Common Stock for the immediately preceding trading day.

“Incentive Award” means an ISO, an NQSO or Restricted Stock granted or awarded under this Plan.

“ISO” means an incentive stock option within the meaning of Section 422 of the Code.

“Jacobs Common Stock” means the Common Stock, par value $1.00 per share, of the Company.

“Majority-Owned Related Company” means a Related Company in which the Company owns, directly or indirectly, 50% or more of the voting stock on the date an Incentive Award is granted or awarded.

“NQSO” means a stock option that does not constitute an ISO.

“Options” means ISOs and NQSOs granted under this Plan.

“Optionee” means any person to whom an Option is granted under the Plan.

“Related Company” or “Related Companies” means corporation(s) or other business organization(s) in which the Company holds a sufficient ownership interest so that Jacobs Common Stock issued to the employees of such entities constitutes “service recipient stock,” as defined in IRS guidance under Code section 409A. In general, the Company holds a sufficient ownership interest if it owns, directly or indirectly, at least 50 percent of the total combined voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock. However, to the extent permitted by IRS guidance under Code section 409A, “20 percent” shall be used instead of “50 percent” in the previous sentence.

“Restricted Stock” means shares of Jacobs Common Stock awarded pursuant to Section 13 of this Plan.

“Retire” means to enter Retirement.

“Retirement” means the termination of an Optionee’s employment with the Company or a Related Company by reason of an Optionee having either (1) attained the age of 65, or (2) attained the age of 60 and completed a total of ten (10) or more consecutive years of employment with the Company, and/or a Related Company.

3.	Incentive Awards.

The Company may grant or award Incentive Awards to those persons meeting the eligibility requirements in Section 6.

4.	Administration.

(a) The Plan shall be administered by the Committee. The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent.

(b) The Committee shall determine the employees of the Company and its Related Companies (including officers) to whom, and the time or times at which, Incentive Awards will be granted or awarded; the number of shares to be subject to each Incentive Award; the duration of each Incentive Award; the time or times within which Options may be exercised; the cancellation of the Incentive Award (with the consent of the holder thereof); and the other terms and conditions of the grant or award of the Incentive Award, at grant or award or while outstanding, pursuant to the terms of the Plan. The provisions and conditions of the Incentive Awards need not be the same with respect to each employee or with respect to each Incentive Award.

(c) The Committee may, subject to the provisions of the Plan, establish such rules, regulations, policies and procedures as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Except as provided in Paragraph 18, each determination or other action made or taken pursuant to the Plan, including interpretations of the Plan and the specific conditions and provisions of the Incentive Awards granted or awarded hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Related Companies, the Committee, the Board of Directors of the Company, officers and the affected employees of the Company and/or its Related Companies, employees and the respective successors in interest of any of the foregoing.

(d) Notwithstanding the foregoing, with respect to any Incentive Award that is not intended to satisfy the conditions of Rule 16b-3 under the 1934 Act or Section 162(m)(4)(C) of the Code, the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of the Company, who unlike the members of the Committee, may be employee directors of the Company. The Committee may delegate to any such Subcommittee(s) the authority to grant Incentive Awards, to determine all terms of such Incentive Awards and/or to administer the Plan, pursuant to the terms of the Plan. Subject to the limitations of the Plan and the limitations of the Committee’s delegation, any such Subcommittee would have the full authority of the Committee pursuant to the terms of the Plan. Any such Subcommittee shall not, however, grant Incentive Awards on terms more favorable than Incentive Awards granted by the Committee. Actions by any such Subcommittee within the scope of delegation shall be deemed for all purposes to have been taken by the Committee. Any such Subcommittee shall be required to report to the Committee on any actions that the Subcommittee has taken.

(e) The Committee may designate the Secretary of the Company or any other Company employee to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Incentive Awards made under the Plan or other documents entered into under the Plan on behalf of the Committee or the Company.

5.	Stock.

The Jacobs Common Stock to be issued, transferred and/or sold under the Plan shall be made available from authorized and unissued Jacobs Common Stock or from the Company’s treasury shares. The total number of shares of Jacobs Common Stock that may be issued or transferred under the Plan pursuant to Incentive Awards hereunder may not exceed 7,600,000 shares (subject to adjustment as described below). Such number of shares shall be subject to adjustment in accordance with this Section 5 and Section 12. Jacobs Common Stock subject to any unexercised portion of an Option that expires or is canceled, surrendered or terminated for any reason may again be subject to Incentive Awards granted under the Plan.

6.	Eligibility.

Incentive Awards may be granted or awarded to any individual who is an employee of the Company or a Related Company on the date of grant. In no event may Incentive Awards be granted or awarded to any Employee for more than one million shares in any one calendar year, subject to the adjustment provisions of Section 12 of the Plan.

7.	Grants of Options.

Each Option grant shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with the Plan, as the Committee may approve. Except as otherwise specifically provided in this Plan, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a) Option Price. The option price of all ISOs shall be 100% of the Fair Market Value of the Jacobs Common Stock on the date of grant. The option price of all NQSOs shall be not less than 100% of the Fair Market Value of the Jacobs Common Stock on the date of grant.

(b) Duration of Options. The duration of Options shall be determined by the Committee, but in no event shall the duration exceed ten (10) years from the date of its grant.

(c) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time, including, without limitation, provisions for accelerated vesting of Options, and provisions relating to the termination of Options for conduct deemed detrimental to the Company and/or its Related Companies; provided, however, that, except in the event of a Change in Control or the Disability or death of the employee, no Option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the Option is granted. Neither the grant nor award of an Incentive Award under the Plan constitutes an agreement of employment between the Employee and the Company or a Related Company. The receipt of an Incentive Award does not constitute a right acquired by the recipient to any other form of compensation, or to any future benefit or compensation, or to participate in any other benefit plan or program sponsored by the Company or Related Company, or to receive additional Incentive Awards under the Plan in the future. The grant of an Option to any employee shall not affect in any way the right of the Company and any Related Company to terminate the employment of the holder thereof.

(d) ISOs. The Committee, with respect to each grant of an Option to an employee, shall determine whether such Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as such in the written instrument evidencing such Option. Each written instrument evidencing an ISO shall contain all terms and conditions required by Section 422 of the Code. If the written instrument evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO.

The Employee to whom an ISO is granted must be eligible to receive an ISO pursuant to Section 422 of the Code.

The aggregate Fair Market Value (determined in each instance on the date on which an ISO is granted) of the Jacobs Common Stock with respect to which ISOs are first exercisable by any employee in any calendar year shall not exceed $100,000 for such employee. If any Majority-Owned Related Company of the Company shall adopt a stock option plan under which options constituting ISOs may be granted, the fair market value of the stock on which any such ISOs are granted and the times at which such ISOs will first become exercisable shall be taken into account in determining the maximum amount of ISOs that may be granted to the employee under this Plan in any calendar year.

8.	Exercises of Options.

(a) An exercisable Option may be exercised in whole or in part. However, an Option may not be exercised in a manner that will result in fractional shares of Jacobs Common Stock being issued.

(b) All, or any portion, of an exercisable Option shall be deemed exercised upon delivery to the representative of the Company designated for such purpose by the Committee of all of the following: (i) notice of exercise in such form and in such manner as the Committee may authorize; (ii) payment of the exercise price for such Options being exercised; (iii) such representations and documents as the Committee may, in its sole discretion, deem necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state, or foreign securities laws or regulations; and (iv) in the event that the Option is being exercised pursuant to Section 9 of the Plan by any person other than the Employee, proof deemed appropriate by the Committee in its sole discretion of the right of such person to exercise the Option.

(c) The option price shall be paid in full at the time of exercise. Payment is to be made in cash or, at the discretion of the Committee and upon conditions established by it, by the delivery or constructive exchange of shares of Jacobs Common Stock acceptable to the Committee owned by the Employee for such period of time as may be established by the Committee.

(d) The Committee may make such provisions as it may deem appropriate for the withholding or payment by the Employee of any taxes which it determines are required in connection with an exercise of an Option, and an Optionee’s rights in any Incentive Award are subject to satisfaction of such conditions. If permitted by the Committee, the Employee may elect to satisfy all or any portion of such taxes by instructing the Company to withhold shares of Jacobs Common Stock that would otherwise be issuable to the employee by reason of the exercise.

If shares of Jacobs Common Stock are delivered or constructively exchanged to pay the option price, or if shares of Jacobs Common Stock otherwise issuable to the employee by reason of the exercise are withheld to satisfy tax liabilities, the value of the shares delivered or exchanged or that are withheld shall be computed using the Fair Market Value of the Jacobs Common Stock delivered or exchanged, or withheld, determined as of the date of exercise.

9.	Transferability of Incentive Awards.

Except as otherwise provided by the Committee:

(a) Incentive Awards granted or awarded pursuant to the Plan shall not be transferable other than by will or by the laws of descent and distribution. The rights of an Employee under this Plan shall not be assignable or transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

(b) During the lifetime of an Employee, an Option shall be exercisable only by the Employee personally, or by the Employee’s legal representative.

10.	Effect on Options of Termination of Employment, Other Changes of Employment or Employer Status, Death, Retirement, or a Change in Control.

Schedule A, attached hereto, establishes the effects on outstanding Options of an Employee’s termination of employment, other changes of employment or employer status, death, Disability, Retirement, or a Change in Control, and is hereby incorporated by reference. The Committee may approve grants of Options containing terms and conditions different from, or in addition to, those set forth in Schedule A.

Notwithstanding the provisions of the foregoing paragraph, no Option may have a term of more than ten years.

In the case of leaves of absence, employees will not be deemed to have terminated employment unless the Committee, in its sole discretion, determines otherwise.

Except as provided in Paragraph 18, the Committee may, with the consent of the affected employee, modify the terms and conditions pertaining to the effect of an employee’s termination on the expiration or exercisability of an Option subsequent to the date of grant.

11.	No Rights as a Shareholder.

An employee or a transferee of an employee pursuant to Section 9 shall have no rights as a shareholder with respect to any Jacobs Common Stock covered by an Option or receivable upon the exercise of an Option until the employee or transferee shall have become the holder of record of such Jacobs Common Stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such Jacobs Common Stock for which the record date is prior to the date on which the employee or transferee shall have in fact become the holder of record of the share of Jacobs Common Stock acquired pursuant to the Incentive Award.

12.	Adjustment in the Number of Shares and in Option Price.

Except as provided in Paragraph 18, in the event there is any change in the shares of Jacobs Common Stock through the declaration of stock dividends, or stock splits or through recapitalization or merger or consolidation or combination of shares or spin-offs or otherwise, the Committee or the Board of Directors of the Company shall make such adjustment, if any, as it may deem appropriate in the number of shares of Jacobs Common Stock available for Options as well as the number of shares of Jacobs Common Stock subject to any outstanding Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares that might otherwise become subject to any Option without payment therefore.

13.	Awards of Restricted Stock.

(a) An Incentive Award in the form of shares of Restricted Stock may be awarded under this Section 13 as determined by the Committee. Restricted Stock awarded under this Plan shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, and in the event of termination of the Employee’s employment with the Company for any reason (including death and Disability unless the Committee in its sole discretion terminates the Forfeiture Restrictions following the death or Disability of such Employee), the Employee shall be obligated, for no consideration, to forfeit and surrender such shares (to the extent then subject to the Forfeiture Restrictions) to the Company. The restrictions against disposition and the obligation to forfeit and surrender shares to the Company are herein referred to as “Forfeiture Restrictions”, and the shares that are then subject to the Forfeiture Restrictions are referred to as “Restricted Stock.” Certificates representing Restricted Stock shall be appropriately legended to reflect the Forfeiture Restrictions.

(b) The number of shares of Restricted Stock that may be awarded under this Plan shall be limited to 10% of the first 5,600,000 shares authorized for issuance as Incentive Awards under this Plan, and 50% of any shares authorized for issuance under this Plan in excess of 5,600,000. Any shares of Restricted Stock awarded under this Plan that are forfeited shall again be available for reissuance as Restricted Stock.

(c) The Forfeiture Restrictions with respect to Restricted Stock issued under this Section 13 shall lapse and be of no further force and effect upon the expiration of the period of time fixed by the Committee upon the issuance of such Restricted Stock.

(d) Should the Employee’s employment with the Company or Related Company be terminated for any reason upon or within thirty-six (36) months following a Change in Control, then all remaining Forfeiture Restrictions, if any, shall be deemed to have lapsed.

(e) In order to enforce the restrictions imposed upon shares of Restricted Stock, the Committee may require the recipient to enter into an escrow agreement providing that the certificates representing such shares of Restricted Stock shall remain in the physical custody of an escrow holder until any or all of the restrictions imposed pursuant to the Plan expire or shall have been removed.

(f) The Committee may make such provisions as it may deem appropriate for the withholding or payment by the Employee of any withholding taxes which it determines are required in connection the lapse of Forfeiture Restrictions, and an Employee’s rights in any Incentive Award are subject to satisfaction of such conditions. If permitted by the Committee, the Employee may elect to satisfy all or any portion of such taxes by instructing the Company to withhold shares of Jacobs Common Stock as to which the Restrictions have lapsed.

(g) If shares of Jacobs Common Stock are withheld to satisfy tax liabilities, the value of such shares shall be computed using the Fair Market Value of the Jacobs Common Stock on the date of Forfeiture Restrictions lapse.

(h) All of the foregoing restrictions, terms and other conditions regarding shares of Restricted Stock shall be evidenced by a written agreement between the Company and the Employee and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

14.	Amendments, Modifications and Termination of the Plan.

(a) From time to time, the Board of Directors or the Committee may suspend the Plan, in whole or in part. Except as provided in this Paragraph 14 and in Paragraph 18, from time to time, the Board of Directors or the Committee may terminate or amend the Plan, in whole or in part, including the adoption of amendments deemed necessary or desirable to qualify the

Incentive Awards under the laws (including tax laws) of various countries and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of Section 16 of the 1934 Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Incentive Award granted hereunder, or for any other purpose or to any effect permitted by applicable laws and regulations, without the approval of the shareholders of the Company. However, in no event may additional shares of Jacobs Common Stock be allocated to the Plan, or may the minimum exercise price for Options be reduced, or may any outstanding Option be repriced or replaced without shareholder approval. Without limiting the foregoing, the Board of Directors or the Committee may make amendments applicable or inapplicable only to employees who are subject to Section 16 of the 1934 Act.

(b) No amendment or termination or modification of the Plan shall in any manner affect any Incentive Award theretofore granted without the consent of the employee, except that, except as provided in Paragraph 18, the Committee may amend or modify the Plan in a manner that does affect Incentive Awards theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of holders of outstanding Incentive Awards affected thereby.

(c) Grants of ISOs may be made under this Plan until December 2, 2009 or such earlier date as this Plan is terminated, and grants of NQSOs and awards of Restricted Stock may be made until all of the shares of Jacobs Common Stock authorized for issuance hereunder (adjusted as provided in Sections 5 and 12) have been issued or until this Plan is terminated, whichever first occurs. The Plan shall terminate when there are no longer Options outstanding under the Plan, or when there are no longer shares of Restricted Stock outstanding that are subject to Forfeiture Restrictions, unless earlier terminated by the Board or by the Committee.

15.	Non-U.S. Employees.

The Committee may determine, in its sole discretion, whether it is desirable or feasible under local law, custom or practice to grant or award Incentive Awards to Employees in countries other than the United States. Except as provided in Paragraph 18, in order to facilitate any such grants or awards, the Committee may provide for such modifications and additional terms and conditions (“special terms”) in the grant and award agreements to Employees who are employed outside the United States (or who are foreign nationals temporarily within the United States) as the Committee may consider necessary, appropriate or desirable to accommodate differences in, or otherwise comply with, local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub- plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable for purposes of implementing any special terms or facilitating the grant or award of an Incentive Award, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Board of Directors of the Company.

16.	Governing Law.

The Plan shall be governed by and shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to its choice of law rules.

17.	Adoption of the Plan.

The Plan shall become effective upon its approval by the Board of Directors of the Company and a majority of the shares present at a duly called meeting of the shareholders of the Company held within twelve months of approval by the Board. However, Incentive Awards may be granted at any time following the approval of the Plan by the Board, but no shares may be issued pursuant to any Incentive Awards until the Plan has been approved by the shareholders, and all listing requirements of all securities exchanges on which the Jacobs Common Stock is listed have been satisfied.

18.	Code Section 409A

It is intended that the Incentive Awards granted pursuant to this Plan shall not constitute “deferrals of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A. The Plan is to be interpreted in a manner consistent with this intention.

Notwithstanding any other provision in this Plan, a new Incentive Award may not be issued if such Award would be subject to Section 409A of the Code, and an existing Incentive Award may not be modified in a manner that would cause such Award to become subject to Section 409A of the Code.

SCHEDULE A

to the

JACOBS ENGINEERING GROUP INC.

1999 Stock Incentive Plan

Event	Impact on Vesting	Impact on Exercise Period
Employment terminates due to Retirement	Unvested Options are forfeited	Option expiration date provided in the grant agreement continues to apply

Employment terminates due to Disability or death	All Options become immediately vested	Option expiration date provided in the grant agreement continues to apply

Employment terminates upon, or within 36 months following, a Change in Control	All Options become immediately vested	Option expiration date provided in the grant agreement continues to apply

Employment terminates for reasons other than a Change in Control, Disability, Retirement, or death (for purposes of this section, the receipt of severance pay or similar compensation by the Optionee does not extend his or her termination date)	Unvested Options are forfeited	Expires on the earlier to occur of (1) the Option expiration date provided in the grant agreement, or (2) three months from the date of termination

Optionee is an employee of a Related Company, and the Company’s investment in the Related Company falls below 20% (this constitutes a termination of employment under the Plan)	Unvested Options are forfeited	Expires on the earlier to occur of (1) the Option expiration date provided in the grant agreement, or (2) three months from the date of termination

Employee becomes an employee of an entity in which the Company’s ownership interest is less than 20% (this constitutes a termination of employment under the Plan)	Unvested Options are forfeited	Expires on the earlier to occur of (1) the Option expiration date provided in the grant agreement, or (2) three months from the date of termination

Employment transferred to a Related Company	Vesting continues after transfer	Option expiration date provided in the grant agreement continues to apply

Death after termination of employment but before Option has expired	Not applicable	Right of executor or administrator of estate (or other transferee permitted by Section 9) terminates on the earlier to occur of (1) the Option expiration date provided in the grant agreement, or (2) the Option expiration date that applied immediately prior to the death of the Optionee

APPENDIX A

JACOBS ENGINEERING GROUP INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(1999 Stock Incentive Plan)

This Agreement is executed on             , by and between JACOBS ENGINEERING GROUP INC., a Delaware corporation (the “Company”), and              (“Optionee”) pursuant to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan (the “Plan”). Unless the context clearly indicates otherwise, capitalized terms used in this Agreement, to the extent they are defined in the Plan, have the same meaning as set-forth in the Plan.

1.	Stock Option

(a) The Company hereby grants to Optionee the option (the “Option”) to purchase up to              shares of Jacobs Common Stock at a purchase price of $             per share, to be issued upon the exercise thereof in cumulative annual installments as follows:

(i) An installment of one-third of the Option shall become exercisable one year following the date upon which this Option is granted (the “Grant Date”), with additional installments of one-third becoming exercisable on each anniversary of the Grant Date so that the Option is fully exercisable at the end of three years from the Grant Date.

(ii) No Option may be exercised in whole or in part prior to the one-year anniversary of the Grant Date.

(iii) No Option may be exercised in whole or in part after the expiration of seven years from the Grant Date.

(b) Schedule A to the Plan establishes the effects on an outstanding Option of the Optionee’s termination of employment, other changes of employment or employer status, death, Disability, Retirement, or a Change in Control, and is hereby incorporated by reference. Notwithstanding the provisions of Schedule A to the Plan, the provisions of Paragraph 3, below, shall apply to this Option.

2.	Exercise of Option

(a) Each installment of this Option as set forth above may be exercised, in whole or in part, in one or more exercises, during the time periods stated above. This Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when this Option or exercisable portion thereof, becomes unexercisable under Paragraph 1:

(i) Notice in writing signed by Optionee or another person then entitled to exercise this Option or portion, stating that this Option or portion is being exercised; and

(ii) Payment of the full purchase price of the Option. The purchase price may be paid in cash or, at the discretion of the Committee, by the delivery or constructive exchange of shares of Jacobs Common Stock that have been owned by the Optionee for at least six months prior to the exercise, or a combination of cash and such shares having a total value equal to the option exercise price. Any shares so exchanged or assigned shall be valued at their Fair Market Value, as defined in the Plan.

(iii) If this Option, or any exercisable portion of this Option, is being exercised pursuant to Paragraph 4 hereof by any person or persons other than the Optionee, then proof, reasonably satisfactory to the Company, of the authority of such person or persons to exercise this Option or portion.

(b) In no event may this Option be exercised in such a manner as to require the Company to issue fractional shares.

3.	Effect of Engaging in Detrimental Activity

(a) For purposes of this Paragraph 3, “Detrimental Activity” means activity that is determined by the Committee, in its sole and absolute discretion, to be detrimental to the interests of the Company or any of its Related Companies, including but not limited to situations where Optionee: (1) divulges trade secrets of the Company or any Related Company, proprietary data or other confidential information relating to the Company or any Related Company or to the business of the Company or any Related Company, (2) enters into employment with a competitor of the Company or any Related Company under circumstances suggesting that Optionee will be using unique or special knowledge gained as an employee of the Company or any Related Company to compete with the Company or any Related Company, (3) is convicted by a court of competent jurisdiction of any felony or of a crime involving moral turpitude, (4) uses information obtained during the course of his or her employment by the Company or any Related Company for his or her own purposes, such as for the solicitation of business or the employees of the Company or any Related Company, (5) is determined to have engaged (whether or not prior to termination due to Retirement) in either gross misconduct or criminal activity harmful to the Company or any Related Company, or (6) takes any action that harms the business interests, reputation, or goodwill of the Company and/or any of its subsidiaries or Related Companies.

(b) If the Optionee’s employment is terminated in a manner that results in the Optionee retaining an interest in the options granted hereunder beyond the date of termination, and if an allegation of Detrimental Activity by Optionee is made to the Committee, then the Committee may suspend the exercisability of this Option for up to two months from its receipt of such allegation to permit an investigation of the allegation.

(c) If the Committee, in its sole discretion, determines that the Optionee has engaged in Detrimental Activity, then all unexercised options granted hereunder shall expire forthwith.

4.	Withholding Taxes

The payment of withholding taxes, if any, due upon the exercise of the Option granted by this Agreement may be satisfied by instructing the Company to withhold from the shares of Jacobs Common Stock that would otherwise be issued and delivered to the Optionee upon exercise that number of shares, or a combination of cash and shares so withheld, having a total value equal to the amount of income and withholding taxes due as determined by the Company. Any option shares so withheld shall be valued at their Fair Market Value, as defined in the Plan. Under no circumstances can the Company be required to withhold from the shares of Jacobs Common Stock that would otherwise be issued and delivered to the Optionee upon exercise a number of shares having a total value that exceeds the amount of withholding taxes due as determined by the Company at the time of exercise. Optionee acknowledges and agrees that the Company may delay any exercise of the options granted hereunder until the Optionee has made arrangements satisfactory to the Company to satisfy any tax withholding obligations of the Optionee.

5.	Transferability of Options

The rights of the Optionee under this Agreement shall not be assignable or transferable except by will or by the laws of descent and distribution. The rights of the Optionee under this Agreement shall not be assignable or transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. During the lifetime of Optionee, this option shall be exercisable only by Optionee or, in the case of his or her Disability, by his personal representative.

After the death of Optionee, any exercisable portion of this Option may, prior to the time when such portion becomes unexercisable under the provisions of Paragraph 1(b), above, be exercised by the Optionee’s personal representative or by any person empowered to do so under court order, by will or the laws of descent and distribution (such personal representative or other person empowered to act under court order is hereinafter referred to as a “Third Party”). The Optionee acknowledges and agrees that the Company may delay any exercise of the options granted hereunder until it has received satisfactory proof of the Third Party’s right to exercise the options.

6.	No Extensions Beyond Original Expiration Date

Notwithstanding any suspension of an Option pursuant to Paragraph 3, or any delay in the exercise of an Option pursuant to Paragraph 4 or 5, no Option may be exercised after the expiration date set forth in Paragraph 1(a).

7.	Certain Conditions To Issue Of Shares

No shares may be issued upon the exercise of this Option if, in the opinion of counsel for the Company, all then applicable requirements of the Securities and Exchange Commission and any other regulatory agencies having jurisdiction and of any stock exchange upon which the shares of the Company may be listed are not fully met, and, as a condition of Optionee’s exercise of this Option, Optionee shall take all such action as counsel may advise is necessary for Optionee to take to meet such requirements.

8.	Employment

The rights granted to Optionee under this Agreement are conditioned upon the agreement of Optionee to continue in the employ of the Company or of a Related Company for a period of at least one year after the date of this Agreement, and Optionee hereby so agrees and further agrees to render his services for such period for such reasonable compensation as the Company may determine.

9.	Miscellaneous Provisions

This Agreement is governed in all respects by the Plan, except as provided by the Plan, and applicable law. In the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall prevail. Optionee shall have no rights as a shareholder with respect to shares covered by this Agreement until the issuance of such shares. The Company shall not be obligated to make any adjustment for dividends or other rights for which the record date is prior to the date the shares are issued under this Agreement. This Agreement shall impose no obligation upon Optionee to exercise this Option. Neither the grant nor award of an Incentive Award under the Plan constitutes an agreement of employment between the Employee and the Company or a Related Company. The receipt of an Incentive Award does not constitute a right acquired by the recipient to any other form of compensation, or to any future benefit or compensation, or to participate in any other benefit plan or program sponsored by the Company or Related Company, or to receive additional Incentive Awards under the Plan in the future. This Agreement shall impose no obligation on the Company or any Related Company to employ Optionee for any period. This Agreement shall be construed, administered and enforced according to the laws of the State of California.

10.	Code Section 409A

It is intended that the Option granted pursuant to this Agreement shall not constitute a “deferral of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A. The Agreement is to be interpreted in a manner consistent with this intention. Notwithstanding any other provision in this Agreement, the Agreement may not be modified in a manner that would cause the Option to become subject to Section 409A of the Code.

11.	Certain Conditions To Issue Of Shares

By signing below, Optionee (1) agrees to the terms and conditions of this Agreement, and (2) confirms receipt of a copy of the Plan and all amendments and supplements thereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

JACOBS ENGINEERING GROUP INC.

BY:
TITLE:
DATE:

EMPLOYEE
DATE:

APPENDIX B

JACOBS ENGINEERING GROUP INC.

RESTRICTED STOCK AGREEMENT

(Awarded Pursuant to the 1999 Stock Incentive Plan)

This Agreement is executed as of              by and between Jacobs Engineering Group Inc. (the “Company”) and              (“Employee”) pursuant to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan (the “Plan”). Unless the context clearly indicates otherwise, capitalized terms used in this Agreement, to the extent they are defined in the Plan, have the same meaning as set-forth in the Plan.

1.	Restricted Stock

Pursuant to the Plan, and in consideration for services rendered to the Company or to a Related Company, or for its benefit, the Company hereby issues, as of the above date (the “Award Date”) to Employee              shares of common stock of the Company (the “Restricted Stock”).

2.	Restrictions on Transfer

(a)	The Restricted Stock issued hereby shall be subject to the restrictions on transfer and obligation to surrender the Restricted Stock to the Company as set forth in the Agreement (referred to as the “Forfeiture Restrictions”). The provisions of Section 13 of the Plan relating to the restrictions on transfers of Restricted Stock, including all amendments, revisions and modifications thereto as may hereafter be adopted, are hereby incorporated in this Agreement as if set forth in full herein. Unless and until the Forfeiture Restrictions have lapsed, the Restricted Stock may not be sold, exchanged, transferred pledged, hypothecated or otherwise disposed of and re not assignable or transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

(b)	In the event Employee cease to be an employee of the Company for any reason including death and the Employee becoming Disabled (unless the Committee in its sole discretion terminates the Forfeiture Restrictions following the death or Disability of the Employee), other than Retirement, Employee shall, for no consideration, forfeit and surrender to the Company the Restricted Stock that is subject to the Forfeiture Restrictions on the date of termination.

(c)	The Forfeiture Restrictions shall lapse and be of no further force and effect upon the expiration of years from the Award Date.

(d)	Employee has no rights, partial or otherwise in the Restricted Stock unless and until the Forfeiture Restrictions have lapsed.

3.	Legend

The certificates evidencing the Restricted Stock to Employee hereunder shall contain the following legend:

“THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND THE OBLIGATION OF THE HOLDER OF THIS CERTIFICATE TO FORFEIT AND SURRENDER THE SHARES EVIDENCED BY THIS CERTIFICATE TO THE COMPANY UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH MAY BE OBTAINED FROM THE HOLDER OR AT THE PRINCIPAL OFFICE OF THE COMPANY.”

In addition, the Company may place such additional legends on such certificates as may be required by law and may place a stop transfer order on such certificates on the records of the transfer agent for the shares of the Company.

4.	Escrow

In order to enforce the Forfeiture Restrictions, the Company shall retain possession of the certificates evidencing the Restricted Stock so long as the Forfeiture Restrictions are in effect. When the Forfeiture Restrictions shall have expired as to any of the Restricted Stock, the Company will deliver the certificates for such shares to Employee.

5.	Payment of Withholding Taxes

The payment of withholding taxes, if any, due upon the lapsing of the Forfeiture Restrictions may be satisfied by instructing the Company to withhold from the shares of Jacobs Common Stock as to which the Restrictions have lapsed that number of shares having a total value equal to the amount of income and withholding taxes due as determined by the Company. Any shares so withheld shall be valued at their Fair Market Value. Under no circumstances can the Company be required to withhold from the shares of Jacobs Common Stock that would otherwise be delivered to the Employee upon the lapsing of the Forfeiture Restrictions a number of shares having a total value that exceeds the amount of withholding taxes due as determined by the Company at the time the Forfeiture Restrictions lapse. Employee acknowledges and agrees that except as provided in Paragraph 10, the Company may delay the delivery of shares of Jacobs Common Stock that would otherwise be delivered to the Employee upon the lapsing of the Forfeiture Restrictions until the Employee has made arrangements satisfactory to the Company to satisfy the tax withholding obligations of the Employee.

6.	Effect of Change in Control

Should the Employee’s employment with the Company or Related Company be terminated for any reason within thirty-six (36) months following a Change in Control, then all remaining Forfeiture Restrictions, if any, shall be deemed to have lapsed.

7.	Dividends and Voting Rights

Employee shall have the right to vote the Restricted Stock and to receive cash dividends thereon unless and until Employee forfeits any or all of such shares to the Company pursuant to the provisions of this Agreement. Any shares issued pursuant to a stock split or stock dividend with respect to the Restricted Stock shall be retained by the Company so long as the Forfeiture Restrictions are in effect and shall be subject to such Forfeiture Restrictions but shall be considered to have been issued on the Award Date.

8.	Employment

Employee shall not be deemed to have ceased to be employed by the Company (or any Related Company) for purposes of this Agreement by reason of Employee’s transfer to a Related Company (or to the Company or to another Related Company).

The Committee may determine that, for purposes of this Agreement, Employee shall be considered as still in the employ of the Company or of the Related Company while on leave of absence. In the event Employee is permitted a leave of absence during the term of this Agreement, the Committee may, in its sole and absolute discretion, extend the time periods during which the Restricted Stock is subject to the Forfeiture Restrictions as set forth in Paragraph 2, above, to include the period of time Employee is on the leave of absence.

9.	Miscellaneous Provisions

This Agreement is governed in all respects by the Plan and applicable law. In the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall prevail. All terms defined in the Plan are used in this Agreement (whether or not capitalized) as so defined. Subject to the limitations of the Plan, the Company may, with the written consent of Employee, amend this Agreement. Neither the grant nor award of an Incentive Award under the Plan constitutes an agreement of employment between the Employee and the Company or a Related Company. The receipt of an Incentive Award does not constitute a right acquired by the recipient to any other form of compensation, or to any future benefit or compensation, or to participate in any other benefit plan or program sponsored by the Company or Related Company, or to receive additional Incentive Awards under the Plan in the future. This Agreement shall impose no obligation on the Company or any of its Related Companies to employ Employee for any period. This Agreement shall be construed, administered and enforced according to the laws of the State of California.

10.	Code Section 409A

It is intended that the award of Restricted Stock pursuant to this Agreement shall not constitute a “deferral of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A. The Agreement is to be interpreted in a manner consistent with this intention. Notwithstanding any other provision in this Agreement, the Agreement may not be modified in a manner that would cause the award of Restricted Stock to become subject to Section 409A of the Code.

11.	Agreement of Employee

By signing below, Employee (1) agrees to the terms and conditions of this Agreement, (2) confirms receipt of a copy of the Plan and all amendments and supplements thereto, and (3) appoints the Secretary of the Company and each Assistant Secretary of the Company as Employee’s true and lawful attorney-in-fact, with full power of substitution in the premises, granting to each full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done, on behalf of Employee which, in the opinion of such attorney-in-fact, is necessary to effect the forfeiture of the Restricted Stock to the Company, or the delivery of the Jacobs Common Stock to Employee, in accordance with the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

JACOBS ENGINEERING GROUP INC.

BY:
TITLE:
DATE:

EMPLOYEE
DATE: